UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 12, 2015

Green Plains Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”) on May 12, 2015. Related to matters voted upon at the Annual Meeting, all matters were approved.

The number of shares cast for, against or withheld are as follows:

1.	Proposal to elect four directors, each to serve a three-year term that expires at the 2018 annual meeting.

Nominee	For	Withheld
Todd Becker	27,994,594	894,056
Thomas Manuel	27,971,137	917,513
Brian Peterson	26,323,123	2,565,527
Alain Treuer	27,534,221	1,354,429

No other matters were voted upon at the Annual Meeting.

Item 8.01. Other Events.

On  May 12, 2015, Green Plains Inc. announced that its Board of Directors had declared a quarterly cash dividend of $0.08 per share on the Company’s common stock. The dividend will be payable on June 19, 2015 to shareholders of record as of the close of business May 29, 2015.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as part of this report.

Exhibit
Number	Description of Exhibit
99.1	Press Release dated May 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015	Green Plains Inc. By: /s/ Jerry L. Peters Jerry L. Peters Chief Financial Officer (Principal Financial Officer)